                        SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549





                                    FORM 8-K



                                  CURRENT REPORT


                        Pursuant to Section 13 or 15 (d) of the
                             Securities Exchange Act of 1934



                                    September 29, 1997
                  -------------------------------------------------
                  Date of report ((Date of earliest event reported)



                                      ADVO, Inc.
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)



        Delaware                          1-11720               06-0885252
---------------------------------      -------------       --------------------
 (State or other jurisdiction           (Commission           (IRS Employer
of incorporation or organization)       file number)        Identification No.)


            One Univac Lane, P.O. Box 755, Windsor, Connecticut 06095-0755
            --------------------------------------------------------------
                       (Address of Principal Executive Offices)






  Registrant's telephone number, including area code: (860) 285-6120
                                                      --------------

ITEM 5.  OTHER EVENTS

On September 29, 1997, ADVO, Inc. (the "Company") announced it had increased its previously announced stock repurchase authorization from 2 million shares
to 3.2 million shares.   In connection with the increased authorization, the
Company purchased 1,936,098 shares of its common stock from Warburg, Pincus Capital Partners L.P., at $ 18 per share. The closing price on September 29, 1997 was $18 3/8 per share.

After giving effect to the sale to the Company, Warburg, Pincus Capital Partners owned 3,653,987 shares (16 % of the outstanding shares). Because the Warburg, Pincus Capital Partners fund terminated on September 30, 1997, the shares held by the fund were distributed to the partners of the fund. The limited partners received 2,923,188 shares, all of which are fully tradable. Warburg, Pincus & Co., the general partner, received 730,799 of the Company's shares, which are subject to Rule 144 restrictions through February 1998. Warburg partners Howard Newman and John Vogelstein will remain on the Company's Board of Directors. Warburg, Pincus Capital Partners has agreed to terminate its long-standing shareholder agreements with the Company, which include registration rights, found in its June 20, 1986 Stock and Warrant Purchase Agreement with the Company.

The Company had previously purchased approximately 200,000 shares of its stock since its repurchase program was announced in April 1997, and it hopes to repurchase the remaining authorized approximately one million shares for cash from time to time within the next 12 months at prevailing market prices, either in the open market, in private transactions, or otherwise.

The Company also announced that it had renegotiated its outstanding indebtedness with a consortium of banks, led by Chase Manhattan Bank. The most prominent features of the new agreement are a credit limit that has been raised to $300 million (from $250 million); the interest rate has been reduced by 165 basis points; and the limit on the Company's authorization to buy back its stock has been expanded from $40 million to $100 million.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed herewith:

Exhibit     Description
No.

99(a)       Press release, dated September 29, 1997,       Filed herewith.
             issued by the Company.
99(b)       Amended and Restated Credit Agreement          Filed herewith.
             dated September 29, 1997 between the
             Company and a syndicate of lenders led by Chase Manhattan Bank as Administrative
             Agent.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       ADVO, Inc.

Date : October 17, 1997
                                       By  /s/ DAVID M. STIGLER
                                           --------------------------
                                           David M. Stigler
                                           Senior Vice President,
                                           Legal and Public Affairs,
                                           General Counsel and Secretary

                                     EXHIBIT INDEX


                                                              Incorporation by
Exhibit No.        Description                                Reference

99 (a)             Press release, dated September 29,         Filed herewith.
                   1997, issued by the Company.


99 (b)             Amended and Restated Credit Agreement      Filed herewith.
                   dated September 29, 1997 between the
                   Company and a syndicate of lenders led
                   by Chase Manhattan Bank as Administrative Agent.